Exhibit (a)(17)

PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law (the “MGCL”) (with respect to increasing the aggregate number of shares of stock) and Article IV, Section 2 of the charter of the Corporation (the “Charter”) and Section 2-208 of the MGCL (with respect to classifying unissued shares of stock), the Board of Directors has (a) increased the aggregate number of shares of stock that the Corporation has authority to issue and (b) classified and designated such newly authorized shares as shares of the “Prudential Jennison Global Infrastructure Fund” as set forth in these Articles Supplementary.

SECOND: Prior to the increase and classification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 3,300,000,000 shares, $0.01 par value per share, having an aggregate par value of $33,000,000, classified and designated as follows:

Prudential Emerging Markets Debt Local Currency Fund
Class A Common Stock	75,000,000
Class C Common Stock	50,000,000
Class Q Common Stock	50,000,000
Class Z Common Stock	75,000,000

Prudential International Value Fund
Class A Common Stock	75,000,000
Class B Common Stock	50,000,000
Class C Common Stock	50,000,000
Class Z Common Stock	75,000,000

Prudential International Equity Fund
Class A Common Stock	275,000,000
Class B Common Stock	150,000,000
Class C Common Stock	150,000,000
Class F Common Stock	50,000,000
Class M Common Stock	50,000,000
Class X Common Stock	50,000,000
New Class X Common Stock	50,000,000
Class Z Common Stock	225,000,000

Prudential Jennison Global Opportunities Fund
Class A Common Stock	300,000,000
Class C Common Stock	300,000,000
Class Z Common Stock	300,000,000

Prudential Jennison International Opportunities Fund
Class A Common Stock	300,000,000
Class C Common Stock	300,000,000
Class Z Common Stock	300,000,000

THIRD: As increased and classified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, further classified and designated among the classes of the Corporation as follows:

Prudential Emerging Markets Debt Local Currency Fund
Class A Common Stock	75,000,000
Class C Common Stock	50,000,000
Class Q Common Stock	50,000,000
Class Z Common Stock	75,000,000

Prudential International Value Fund
Class A Common Stock	75,000,000
Class B Common Stock	50,000,000
Class C Common Stock	50,000,000
Class Z Common Stock	75,000,000

Prudential International Equity Fund
Class A Common Stock	275,000,000
Class B Common Stock	150,000,000
Class C Common Stock	150,000,000
Class F Common Stock	50,000,000
Class M Common Stock	50,000,000
Class X Common Stock	50,000,000
New Class X Common Stock	50,000,000
Class Z Common Stock	225,000,000

Prudential Jennison Global Opportunities Fund
Class A Common Stock	300,000,000
Class C Common Stock	300,000,000
Class Z Common Stock	300,000,000

Prudential Jennison International Opportunities Fund
Class A Common Stock	300,000,000
Class C Common Stock	300,000,000
Class Z Common Stock	300,000,000

Prudential Jennison Global Infrastructure Fund
Class A Common Stock	400,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	400,000,000

FOURTH: Each share of Class A Common Stock, Class C Common Stock and Class Z Common Stock of the Prudential Jennison Global Infrastructure Fund shall represent the same interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class C Common Stock and Class Z Common Stock of the Corporation as set forth in the Charter.

FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The stock of the Corporation has been classified by the Board of Directors under authority contained in the Charter.

SIXTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 28th day of August, 2013.

WITNESS:	PRUDENTIAL WORLD FUND, INC.

/s/ Amanda S. Ryan	By:	/s/ Stuart S. Parker
Amanda S. Ryan,		Stuart S. Parker,
Assistant Secretary		President

THE UNDERSIGNED, President of Prudential World Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Stuart S. Parker
Stuart S. Parker, President

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